UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 4, 2020

(Date of earliest event reported)

H.B. FULLER COMPANY

(Exact name of registrant as specified in its charter)

Minnesota	001-09225	41-0268370
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Willow Lake Boulevard, St. Paul, Minnesota	55110-5101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 236-5900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1.00 per share	FUL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(b) of the Exchange Act. ☐

Item 8.01.	Other Events.

H.B. Fuller Company (“H.B. Fuller” or the “Company”) is filing this Current Report on Form 8-K to provide restated unaudited historical financial information for each quarter of the fiscal year ended November 30, 2019 and for the entire 2019 fiscal year to reflect a change from five to three operating segments for financial reporting purposes implemented in the first quarter ended February 29, 2020. Throughout the fiscal year ended November 30, 2019, the Company’s business was reported in five operating segments: Americas Adhesives; Europe, India, Middle East and Africa (EIMEA); Asia Pacific; Engineering Adhesives; and Construction Adhesives. The new structure is comprised of the following three global business unit (GBU) operating segments:

●

Hygiene, Health and Consumable Adhesives (HHC): This newly-formed operating segment will address global trends in sustainable packaging, beauty care, medical care and hygiene, all of which require advanced adhesive technology and systems. HHC is primarily comprised of businesses within the former Americas, EIMEA and Asia Pacific geographic operating segments, other than durable assembly.

●

Engineering Adhesives (EA): This operating segment enables the Company’s customers to create and build advanced consumer and durable goods around the world by utilizing H.B. Fuller’s adhesive expertise. While EA was previously reported as an operating segment, the Company’s durable assembly business will be combined with the former EA operating segment under the new structure.

●

Construction Adhesives (CA): This operating segment delivers adhesive solutions that enable the Company’s customers to complete more durable building design and construction projects in less time and at a lower cost. This segment focuses on advanced adhesives for energy efficient and labor saving building practices in commercial roofing, residential and commercial flooring, and utility and infrastructure projects. CA was previously reported as an operating segment and will remain a standalone operating segment under the new structure.

This change in operating segments is based on how we have organized the company to make operating decisions and assess business performance. The new structure also includes the realignment of certain customers between segments. Aligning our resources and customers around the three new GBUs positions us to quickly identify market trends and utilize our vast adhesives portfolio to deliver new solutions for our customers to address these trends. In addition, the new organizational structure has enabled a simplification of our business processes and elimination of redundant positions, leading to reduced costs.

Beginning in the fiscal year ending November 28, 2020, adjustments to reported results will be included within the Corporate Unallocated category instead of within the operating segments to better align with our internal management view of financial information. The restated historical financial information reflects this change to include these adjustments within the Corporate Unallocated category. The financial information related to the surfactants, thickeners and dispersants business divested on July 1, 2019 is also reflected within the Corporate Unallocated category.

The financial information is provided on a retrospective basis as if the changes had taken place at the beginning of the fiscal year ended November 30, 2019. This change has no impact on the Company’s consolidated statements of income, consolidated balance sheets, consolidated statements of total equity and consolidated statements of cash flows previously reported for the 2019 fiscal year on the basis of generally accepted accounting principles (“GAAP”).

The Company is also providing supplemental unaudited historical revised adjusted measures for each quarter of the fiscal year ended November 30, 2019 and the entire 2019 fiscal year that do not conform to generally accepted accounting principles (“non-GAAP measures”), including adjusted net income attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin. The non-GAAP measures reflect the operating segment change. Management has included the non-GAAP information to assist investors in understanding the operating performance of the Company and its operating segments as well as the comparability of results. The non-GAAP measures should not be construed as an alternative to the reported results determined in accordance with GAAP, and the non-GAAP measures may not be consistent with the methodologies used by other companies. The non-GAAP measures have been reconciled to the nearest applicable GAAP measures in the tables below. There was no change to the Company’s non-GAAP measures on a consolidated basis for adjusted net income attributable to H.B. Fuller or adjusted EBITDA as a result of the operating segment change.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	H.B. Fuller Segment Financial Information (Restated for Segment Realignment)
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H.B. FULLER COMPANY

By:	/s/ John J. Corkrean
John J. Corkrean Executive Vice President and Chief Financial Officer

Date: March 4, 2020

EXHIBIT INDEX

Exhibit No.	Description

99.1	H.B. Fuller Segment Financial Information (Restated for Segment Realignment)

5